Exhibit 99.1
Savers Value Village, Inc. Reports Second Quarter Financial Results
Net Sales Increased 7.4%, driven by U.S. Comparable Store Sales Growth of 6.6% and New Store Contribution
First North Carolina Store Opens with Record Breaking Grand Opening
Company Launches ThriftIQ, a Proprietary Platform Transforming Thrift Retail
Fiscal 2026 Outlook Updated to Reflect Strong First Half Performance
Bellevue, WA - August 6, 2026 – Savers Value Village, Inc. (NYSE: SVV), (the “Company”) today announced financial results for the thirteen weeks ended July 4, 2026 (the “second quarter”).
Financial highlights for the Second Quarter; Comparisons are to the thirteen weeks ended June 28, 2025
•Total Company net sales increased 7.4% to $448.2 million; constant-currency net sales1 increased 7.1%; and comparable store sales increased 4.4%.
•For the United States (“U.S.”), net sales increased 11.6% and comparable store sales increased 6.6%.
•For Canada, net sales increased 2.2%; constant-currency net sales1 increased 2.2%; and comparable store sales increased 0.8%. An earlier Easter in fiscal 2026 positively impacted Canadian comparable store sales by approximately 0.7%.
•Net income was $21.6 million, or $0.14 per diluted share. Net income margin was 4.8%.
•Adjusted net income1 was $22.3 million, or $0.14 per diluted share.
•Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”)1 was $74.5 million, a year-over-year increase for the third consecutive quarter, and Adjusted EBITDA margin1 was 16.6%.

Mark Walsh, Chief Executive Officer, stated “I am delighted with our second quarter results, which marks the third consecutive quarter of year-over-year adjusted EBITDA growth, continued momentum in our U.S. comparable store sales, and new store performance that is ahead of our expectations, including a record-setting grand opening in North Carolina. I am also excited to unveil ThriftIQ, a proprietary platform that helps automate and optimize the millions of pricing decisions made each day across one of retail’s most diverse assortments. This is the next phase of transformative innovation in our business as we continue to reinvent thrift.”

[1] Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, as well as amounts presented on a constant currency basis, are not measures recognized under U.S. generally accepted accounting principles (“GAAP”). For additional information on our use of non-GAAP financial measures, see “Non-GAAP Financial Measures”, “Constant Currency” and the accompanying financial tables which reconcile GAAP financial measures to these non-GAAP measures.

Innovation
As separately announced today, the Company introduced ThriftIQ, a proprietary platform designed to help optimize its price value proposition with millions of pricing decisions made for men’s and women’s apparel each week across one of retail's most diverse assortments. Developed in partnership with Kaizen Analytix, ThriftIQ modernizes this process by reducing manual inputs and bringing more consistency and precision to pricing decisions resulting in greater value for customers and better financial outcomes for the Company’s business.
Since launching in 58 stores over the last year, including most new store openings in the last six months, ThriftIQ has helped price more than 25 million items across 45,000 brands. In pilot stores, the Company has seen customers respond positively to the platform through increased unit sell-through, larger baskets and stronger sales yields. That translated into gross profit dollar growth that was approximately 100 basis points higher compared to non-pilot stores. By simplifying pricing decisions, the Company has enhanced its price-value proposition, solidifying its 40-70% price gap to traditional retail and reduced grader training time by almost half, all of which has helped its new stores ramp profitability faster. The Company plans to continue deployment of the platform across its U.S. and Canadian locations through the first half of 2028.
The impact of ThriftIQ is reflected in the Company’s updated 2026 guidance which contemplates a phased rollout. Through its innovation agenda, led by ThriftIQ, the continued maturation of new stores, and ongoing profit improvement initiatives, the Company expects to return to a high-teens adjusted EBITDA margin within the next three years. Beginning in 2027, the Company expects to expand Adjusted EBITDA margin 50–100 basis points annually.

Capital Allocation
Consistent with its balanced and disciplined approach to capital allocation, the Company continued to take actions during the second quarter to reinvest in its business, strengthen its balance sheet and return capital to stockholders.
•The Company opened 6 new stores, ending the second quarter with 375 stores, and recorded pre-opening expenses of $3.8 million.
•On June 2, 2026, the Company completed a repricing amendment to its existing term loans, reducing the applicable rate to 2.50% for Term SOFR Loans and 1.50% for Base Rate Loans. This repricing is expected to reduce interest expense by approximately $1.8 million for the remainder of fiscal 2026 and $3.6 million on an annualized basis.
•The Company repurchased 1.2 million shares during the second quarter at a weighted average price of $8.10 per share. There was $21.7 million remaining on the Company’s share repurchase authorization as of the end of the second quarter.
•As of the end of the second quarter, the Company had $91.9 million of cash and cash equivalents, $179.2 million available to borrow under its 2025 Revolving Credit Facility and total debt of $726.3 million.

Stores Update
The following unaudited table summarizes the Company’s store count activity for the twenty-six weeks ended July 4, 2026:

	U.S.	Canada	Australia	Total
January 3, 2026	179	170	18	367
New stores	7	2	0	9
Closures	(1)	0	0	(1)
July 4, 2026	185	172	18	375

Fiscal 2026 Outlook1
The Company is updating its outlook for the fifty-two weeks ending January 2, 2027 (“fiscal 2026”) as follows:

	Current	Previous
Net sales	$1.77 billion to $1.79 billion	$1.76 billion to $1.79 billion
Comparable store sales growth over fiscal 2025[2]	3.0% to 4.0%	2.5% to 4.0%
Net income	$67 million to $76 million, or $0.42 to $0.47 per diluted share	$66 million to $78 million, or $0.41 to $0.48 per diluted share
Adjusted net income[3]	$76 million to $85 million, or $0.47 to $0.53 per diluted share	$73 million to $85 million, or $0.45 to $0.53 per diluted share
Adjusted EBITDA[3]	$265 million to $275 million	$260 million to $275 million
Capital expenditures	$125 million to $145 million	$125 million to $145 million
New store openings	Approximately 25	Approximately 25

[1] The Company’s outlook for fiscal 2026 assumes an exchange rate of 1 Canadian dollar (“CAD”) = 0.72 U.S. dollar (“USD”).
[2] The 53rd week in fiscal 2025 resulted in a shift such that fiscal 2026 began a week later than fiscal 2025. Accordingly, comparable store sales are calculated by aligning the sales weeks in fiscal 2026 to the equivalent sales weeks in fiscal 2025.
[3] The Company has not presented a quantitative reconciliation of its forward-looking non-GAAP financial measures set out above to their most comparable GAAP financial measures because it cannot predict certain elements that are reported under GAAP, such as (gain) loss on foreign currency, net, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income. For additional information on our use of non-GAAP financial measures, see “Non-GAAP Financial Measures” below.

Conference Call Information
A conference call to discuss the second quarter financial results is scheduled for today, August 6, 2026, at 4:30 p.m. ET.
Investors and analysts who wish to participate in the call are invited to dial +1 833 461 5787 (international callers, please dial +1 585 542 9983) approximately 10 minutes prior to the start of the call. Please reference Conference ID 951584171 when prompted. A live webcast of the conference call will be available in the investor relations section of the Company’s website at https://ir.savers.com/events-and-presentations/default.aspx.
A recorded replay of the call will be available on the Company’s website shortly after the conclusion of the call and remain available until August 6, 2027.
About the Savers® Value Village® family of thrift stores
As the largest for-profit thrift operator in the U.S. and Canada for value priced pre-owned clothing, accessories and household goods, our mission is to champion reuse and inspire a future where secondhand is second nature. Learn more about the Savers Value Village family of thrift stores, our impact, and the #ThriftProud movement at savers.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” or the negative of these terms or other comparable terminology. In particular, statements about future events and similar references to future periods, or by the inclusion of forecasts or projections, the outlook for the Company’s future business, prospects, financial performance, including its fiscal 2026 and/or longer term outlook or financial guidance, and industry outlook are forward-looking statements. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the impact on both the supply and demand for the Company’s products caused by general economic conditions, such as the macroeconomic pressures in Canada and/or the U.S., and changes in consumer confidence and spending; the Company’s ability to anticipate consumer demand and to source and process a sufficient quantity of quality secondhand items at attractive prices on a recurring basis; risks related to attracting new, and retaining existing customers, including by increasing acceptance of secondhand items among new and growing customer demographics; risks associated with its status as a “brick and mortar” only retailer and its lack of operations in the growing online retail marketplace; its failure to open new profitable stores, or successfully enter new markets on a timely basis or at all; the risks associated with conducting business internationally, including challenges related to serving customers that are international manufacturers and suppliers, such as transportation and shipping challenges, regulatory risks in foreign jurisdictions (particularly in Canada, where the Company maintains extensive operations) and exchange rate risks, which the Company may not choose to fully hedge; the loss of, or disruption or interruption in the operations of, its centralized processing centers and other offsite processing locations; risks associated with litigation, the expense of defense, and the potential for adverse outcomes; its failure to properly hire and to retain key personnel and other qualified personnel or to manage labor costs; risks associated with the timely and effective deployment, protection, and defense of computer networks and other electronic systems, including e-mail; changes in government regulations, procedures and requirements; its ability to maintain an effective system of internal controls and produce timely and accurate financial statements or comply with applicable regulations; risks associated with heightened geopolitical instability due to the conflicts in Venezuela, the Middle East and Eastern Europe; outbreak of viruses or widespread illness, such as the COVID-19 pandemic, natural disasters or other highly disruptive events and regulatory responses thereto; and each of the other factors set forth under the heading “Risk Factors” in its filings with the United States Securities and Exchange Commission. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company is not under any obligation (and specifically disclaims any such obligation) to update or alter these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Non-GAAP Financial Measures
The Company reports its financial results in accordance with GAAP. Non-GAAP financial measures used by the Company include Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin. The Company has included these non-GAAP financial measures in this press release as they are key measures used by its management and its board of directors to evaluate its operating performance and the effectiveness of its business strategies, make budgeting decisions, and evaluate compensation decisions. Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin are not calculated or presented in accordance with GAAP and have limitations as analytical tools. You should not consider them in isolation, as a substitute for, or superior to, analysis of the Company’s results as reported under GAAP. There are limitations to using non-GAAP financial measures, including those amounts presented in accordance with the Company’s definitions of Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, as they may not be comparable to similar measures disclosed by the Company’s competitors, because not all companies and analysts calculate Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin in the same manner. Because of these limitations, you should consider Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin alongside other financial performance measures, including, as applicable, net income and the Company’s other GAAP results. The Company presents Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin because it considers these meaningful measures to share with investors as they best allow comparison of the performance of one period with that of another period. In addition, by presenting Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, the Company provides investors with management’s perspective of the Company’s operating performance.

The Company defines Adjusted net income as net income excluding the impact of loss on extinguishment of debt, IPO-related stock-based compensation expense, transaction costs, foreign currency exchange rate impacts, certain other adjustments, the tax effect on the above adjustments and the excess tax shortfall from stock-based compensation. The Company defines Adjusted net income per diluted share as Adjusted net income divided by diluted weighted average common shares outstanding.
The Company defines Adjusted EBITDA as net income excluding the impact of interest expense, net, income tax expense, depreciation and amortization, loss on extinguishment of debt, stock-based compensation expense, lease intangible asset expense, transaction costs, foreign currency exchange rate impacts and certain other adjustments. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net sales, expressed as a percentage.
Constant Currency
The Company reports certain operating results on a constant-currency basis in order to facilitate period-to-period comparisons of its results without regard to the impact of fluctuating foreign currency exchange rates. The term foreign currency exchange rates refers to the exchange rates used to translate the Company's operating results for all countries where the functional currency is not the USD into the USD. Because the Company is a global company, foreign currency exchange rates used for translation may have a significant effect on its reported results. In general, given the Company's significant operations in Canada, the Company's financial results are affected positively by a weakening of the USD against the CAD and are affected negatively by a strengthening of the USD against the CAD. References to operating results on a constant-currency basis indicate operating results without the impact of foreign currency exchange rate fluctuations.
The Company believes disclosure of constant-currency net sales is helpful to investors because it facilitates period-to-period comparisons of its results by increasing the transparency of its underlying performance by excluding the impact of fluctuating foreign currency exchange rates. However, constant-currency results are not calculated or presented in accordance with GAAP and are not meant to be considered as an alternative or substitute for, or superior to, comparable measures prepared in accordance with GAAP. Constant-currency results have no standardized meaning prescribed by GAAP, are not prepared under any comprehensive set of accounting rules or principles and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
Constant-currency results have limitations in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.
Constant-currency information compares results between periods as if exchange rates had remained constant period-over-period. During the thirteen weeks ended July 4, 2026, as compared to the thirteen weeks ended June 28, 2025, the USD was constant relative to the CAD and weaker relative to the Australian dollar (“AUD”), which resulted in an overall favorable impact on our operating results. During the twenty-six weeks ended July 4, 2026, as compared to the twenty-six weeks ended June 28, 2025, the USD was weaker relative to the CAD and the AUD, which resulted in a favorable impact on our operating results. The Company calculates constant-currency net sales by translating current period net sales using the average exchange rates from the comparative prior period rather than the actual average exchange rates in effect.

Investor Contact:
Ed Yruma
eyruma@savers.com

Media Contact:
Edelman Smithfield | 713.299.4115 | Savers@edelman.com
Savers | 206.228.2261 | sgaugl@savers.com

SAVERS VALUE VILLAGE, INC.
Condensed Consolidated Statements of Operations
(All amounts in thousands, except per share amounts, unaudited)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	July 4, 2026		June 28, 2025		July 4, 2026		June 28, 2025
(in thousands)	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales
Net sales	$448,219	100.0%	$417,208	100.0%	$851,414	100.0%	$787,353	100.0%
Operating expenses:
Cost of merchandise sold, exclusive of depreciation and amortization	193,304	43.1	186,878	44.8	376,453	44.2	355,381	45.1
Salaries, wages and benefits	85,478	19.1	86,993	20.8	171,863	20.2	171,795	21.9
Selling, general and administrative	101,715	22.7	88,412	21.2	200,168	23.5	175,491	22.3
Depreciation and amortization	25,473	5.7	20,904	5.0	48,228	5.7	40,262	5.1
Total operating expenses	405,970	90.6	383,187	91.8	796,712	93.6	742,929	94.4
Operating income	42,249	9.4	34,021	8.2	54,702	6.4	44,424	5.6
Other expense (income):
Interest expense, net	13,022	2.9	15,985	3.8	25,691	3.0	30,799	3.9
(Gain) loss on foreign currency, net	(3,462)	(0.8)	(8,611)	(2.0)	2,509	0.3	(10,242)	(1.3)
Loss on extinguishment of debt	1,280	0.3	—	—	1,280	0.2	2,718	0.3
Other (income) expense, net	(66)	—	37	—	138	—	203	—
Other expense, net	10,774	2.4	7,411	1.8	29,618	3.5	23,478	2.9
Income before income taxes	31,475	7.0	26,610	6.4	25,084	2.9	20,946	2.7
Income tax expense	9,844	2.2	7,693	1.9	8,716	1.0	6,752	0.9
Net income	$21,631	4.8%	$18,917	4.5%	$16,368	1.9%	$14,194	1.8%
Net income per share, basic	$0.14		$0.12		$0.11		$0.09
Net income per share, diluted	$0.14		$0.12		$0.10		$0.09
Basic weighted average shares outstanding	153,862		156,464		154,453		157,524
Diluted weighted average shares outstanding	159,103		162,393		159,803		163,297

SAVERS VALUE VILLAGE, INC.
Condensed Consolidated Balance Sheets
(All amounts in thousands, unaudited)

	July 4, 2026	January 3, 2026
Current assets:
Cash and cash equivalents	$91,869	$85,904
Trade receivables, net	19,204	17,094
Inventories	45,357	41,480
Prepaid expenses and other current assets	48,992	52,629
Total current assets	205,422	197,107
Property and equipment, net	356,201	338,995
Right-of-use lease assets	683,869	634,012
Goodwill	669,220	677,884
Intangible assets, net	150,985	153,589
Other assets	12,039	9,300
Total assets	$2,077,736	$2,010,887
Current liabilities:
Accounts payable and accrued liabilities	$79,764	$75,636
Accrued payroll and related taxes	65,529	71,295
Lease liabilities – current	91,548	89,586
Current portion of long-term debt	7,500	7,500
Total current liabilities	244,341	244,017
Long-term debt, net	706,494	708,215
Lease liabilities – non-current	631,726	575,962
Other liabilities	50,829	47,114
Total liabilities	1,633,390	1,575,308
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	704,943	695,443
Accumulated deficit	(277,041)	(273,250)
Accumulated other comprehensive income	16,444	13,386
Total stockholders’ equity	444,346	435,579
Total liabilities and stockholders’ equity	$2,077,736	$2,010,887

SAVERS VALUE VILLAGE, INC.
Condensed Consolidated Statements of Cash Flows
(All amounts in thousands, unaudited)

	Twenty-Six Weeks Ended
	July 4, 2026	June 28, 2025
Cash flows from operating activities:
Net income	$16,368	$14,194
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	9,706	23,965
Amortization of debt issuance costs and debt discount	1,098	2,826
Depreciation and amortization	48,228	40,262
Operating lease expense	77,278	69,427
Deferred income taxes, net	5,559	(5,416)
Loss on extinguishment of debt	1,280	2,718
Other items	6,105	(15,923)
Changes in operating assets and liabilities:
Trade receivables	(3,169)	(2,144)
Inventories	(4,464)	(7,717)
Prepaid expenses and other assets	9,352	(13,172)
Accounts payable and accrued liabilities	(1,244)	(2,449)
Accrued payroll and related taxes	(4,117)	6,447
Operating lease liabilities	(70,629)	(62,247)
Other liabilities	1,324	4,094
Net cash provided by operating activities	92,675	54,865
Cash flows from investing activities:
Purchases of property and equipment	(57,783)	(53,145)
Settlement of derivative instruments	376	1,838
Purchases of marketable securities	(740)	(2,864)
Proceeds from sale of marketable securities	663	292
Net cash used in investing activities	(57,484)	(53,879)
Cash flows from financing activities:
Principal payments on long-term debt	(3,750)	(44,500)
Payment of debt issuance costs	(88)	—
Prepayment premium on extinguishment of debt	—	(1,335)
Proceeds from stock option exercises	722	411
Repurchase of common stock, including excise tax	(20,530)	(35,646)
Shares withheld for taxes	(2,072)	(191)
Principal payments on finance lease liabilities	(2,455)	(1,672)
Net cash used in financing activities	(28,173)	(82,933)
Effect of exchange rate changes on cash and cash equivalents	(1,053)	2,530
Net change in cash and cash equivalents	5,965	(79,417)
Cash and cash equivalents at beginning of period	85,904	149,967
Cash and cash equivalents at end of period	$91,869	$70,550

SAVERS VALUE VILLAGE, INC.
Supplemental Detail on Net Income Per Share Calculation
(Unaudited)
The following unaudited table sets forth the computation of net income per basic and diluted share as shown on the face of the accompanying condensed consolidated statements of operations:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
(in thousands, except per share data)	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Numerator
Net income	$21,631	$18,917	$16,368	$14,194
Denominator
Basic weighted average shares outstanding	153,862	156,464	154,453	157,524
Dilutive effect of employee stock options and awards	5,241	5,929	5,350	5,773
Diluted weighted average shares outstanding	159,103	162,393	159,803	163,297
Net income per share (1)
Basic	$0.14	$0.12	$0.11	$0.09
Diluted	$0.14	$0.12	$0.10	$0.09
(1)Due to the differences between quarterly and year-to-date weighted average share counts and the effect of quarterly rounding to the nearest cent per share, the year-to-date calculation of net income per share may not equal the sum of the quarters.

SAVERS VALUE VILLAGE, INC.
Supplemental Detail on Segment Results
(Unaudited)
The following unaudited tables present net sales and profit by segment. In each table, “Other” is attributable to the Australia Retail and Wholesale operating segments which are not considered reportable segments and have been combined.

	Thirteen Weeks Ended
(dollars in thousands)	July 4, 2026	June 28, 2025	$ Change	% Change
Net sales:
U.S. Retail	$255,275	$228,833	$26,442	11.6%
Canada Retail	158,316	154,956	3,360	2.2%
Other	34,628	33,419	1,209	3.6%
Total net sales	$448,219	$417,208	$31,011	7.4%
Segment profit:
U.S. Retail	$58,960	$48,513	$10,447	21.5%
Canada Retail	$45,598	$39,475	$6,123	15.5%
Other	$6,451	$8,689	$(2,238)	(25.8)%

	Twenty-Six Weeks Ended
(dollars in thousands)	July 4, 2026	June 28, 2025	$ Change	% Change
Net sales:
U.S. Retail	$489,555	$439,598	$49,957	11.4%
Canada Retail	295,509	283,591	11,918	4.2%
Other	66,350	64,164	2,186	3.4%
Total net sales	$851,414	$787,353	$64,061	8.1%
Segment profit:
U.S. Retail	$101,704	$87,511	$14,193	16.2%
Canada Retail	$76,851	$64,791	$12,060	18.6%
Other	$12,296	$17,379	$(5,083)	(29.2)%

SAVERS VALUE VILLAGE, INC.
Supplemental Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
The following information relates to non-GAAP financial measures and should be read in conjunction with the investor call to be held on August 6, 2026, discussing the Company’s financial condition and results of operations for the second quarter.

The following unaudited table presents a reconciliation of GAAP net income and net income per diluted share to Adjusted net income and Adjusted net income per diluted share for the periods presented:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
(in thousands, except per share amounts)	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Adjusted net income:
Net income	$21,631	$18,917	$16,368	$14,194
Loss on extinguishment of debt (1)(2)	1,280	—	1,280	2,718
IPO-related stock-based compensation expense (1)(3)	(2,710)	8,870	1,123	17,749
Transaction costs (1)(4)	1,080	1,205	1,454	1,205
Foreign currency exchange rate impacts (1)(5)	(2,912)	(8,513)	2,882	(8,999)
Other adjustments (1)(6)	2,473	2,580	2,990	2,253
Tax effect on adjustments (7)	919	(555)	(2,010)	(3,219)
Excess tax shortfall from stock-based compensation	570	248	743	466
Adjusted net income	$22,331	$22,752	$24,830	$26,367

Adjusted net income per share, diluted:
Net income per share, diluted	$0.14	$0.12	$0.10	$0.09
Loss on extinguishment of debt (1)(2)	0.01	—	0.01	0.02
IPO-related stock-based compensation expense (1)(3)	(0.02)	0.05	0.01	0.11
Transaction costs (1)(4)	0.01	0.01	0.01	0.01
Foreign currency exchange rate impacts (1)(5)	(0.02)	(0.05)	0.02	(0.06)
Other adjustments (1)(6)	0.02	0.02	0.02	0.01
Tax effect on adjustments (7)	0.01	—	(0.01)	(0.02)
Excess tax shortfall from stock-based compensation	—	—	—	—
Adjusted net income per share, diluted*	$0.14	$0.14	$0.16	$0.16
*May not foot due to rounding
(1)Presented pre-tax.
(2)Removes the effect of loss on extinguishment of debt in relation to the repricing of outstanding borrowings under the 2025 Term Loan Facility on June 2, 2026 and the partial redemption of our Senior Secured Notes on February 6, 2025.
(3)Represents stock-based compensation expense for performance-based options triggered by the completion of our IPO and expense related to restricted stock units issued in connection with the Company’s IPO. The thirteen and twenty-six weeks ended July 4, 2026 include a credit to stock-based compensation expense resulting from the reversal of previously recognized expense for stock-based awards forfeited upon employee retirements.
(4)Comprised of non-capitalizable expenses related to debt transactions and offering costs.
(5)Represents remeasurement (gains) losses on unsettled foreign currency transactions, realized and unrealized (gains) losses on cross currency swaps and unrealized (gains) losses on forward contracts.

(6)The thirteen and twenty-six weeks ended July 4, 2026 include impairment charges of $2.4 million primarily due to the closure of a warehouse processing facility. The twenty-six weeks ended July 4, 2026 further includes store impairment charges. The thirteen and twenty-six weeks ended June 28, 2025 include accelerated amortization and depreciation of $3.3 million due to a reduction of the estimated useful lives for certain acquisition-related intangible assets and store-related property and equipment. In addition, the thirteen and twenty-six weeks ended June 28, 2025 include a reduction to the fair value of acquisition-related contingent consideration of $0.9 million and $1.2 million, respectively.
(7)Tax effect on adjustments is calculated utilizing the tax rate specifically applicable to the respective adjustments.

The following unaudited table presents a reconciliation of GAAP net income to Adjusted EBITDA for the periods presented:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
(dollars in thousands)	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Net income	$21,631	$18,917	$16,368	$14,194
Interest expense, net	13,022	15,985	25,691	30,799
Income tax expense	9,844	7,693	8,716	6,752
Depreciation and amortization	25,473	20,904	48,228	40,262
Loss on extinguishment of debt (1)	1,280	—	1,280	2,718
Stock-based compensation expense (2)	1,775	12,429	9,706	23,965
Lease intangible asset expense (3)	848	852	1,652	1,685
Transaction costs (4)	1,080	1,205	1,454	1,205
Foreign currency exchange rate impacts (5)	(2,912)	(8,513)	2,882	(8,999)
Other adjustments (6)	2,473	(686)	2,990	(1,013)
Adjusted EBITDA	$74,514	$68,786	$118,967	$111,568
Net income margin	4.8%	4.5%	1.9%	1.8%
Adjusted EBITDA margin	16.6%	16.5%	14.0%	14.2%
(1)Removes the effect of loss on extinguishment of debt in relation to the repricing of outstanding borrowings under the 2025 Term Loan Facility on June 2, 2026 and the partial redemption of our Senior Secured Notes on February 6, 2025.
(2)Represents non-cash stock-based compensation expense related to stock options and restricted stock units granted to certain of our employees and directors. The thirteen and twenty-six weeks ended July 4, 2026 include a credit to stock-based compensation expense resulting from the reversal of previously recognized expense for stock-based awards forfeited upon employee retirements.
(3)Represents lease expense associated with acquired lease intangibles.
(4)Comprised of non-capitalizable expenses related to debt transactions and offering costs.
(5)Represents remeasurement (gains) losses on unsettled foreign currency transactions, realized and unrealized (gains) losses on cross currency swaps and unrealized (gains) losses on forward contracts.
(6)The thirteen and twenty-six weeks ended July 4, 2026 include impairment charges of $2.4 million primarily due to the closure of a warehouse processing facility. The twenty-six weeks ended July 4, 2026 further includes store impairment charges. The thirteen and twenty-six weeks ended June 28, 2025 include a reduction to the fair value of acquisition-related contingent consideration of $0.9 million and $1.2 million, respectively.

Constant Currency
The Company calculates constant-currency net sales by translating current-period net sales using the average exchange rates from the comparative prior period rather than the actual average exchange rates in effect. The Company’s constant-currency net sales is not a financial measure prepared in accordance with GAAP.
The following unaudited table presents a reconciliation of GAAP net sales to constant-currency net sales for the periods presented. In each table, “Other” is attributable to the Australia Retail and Wholesale operating segments which have been combined.

	Thirteen Weeks Ended
(dollars in thousands)	Net Sales	Impact of Foreign Currency	Constant-Currency Net Sales	$ Change Over Prior Year	% Change Over Prior Year
July 4, 2026
U.S. Retail	$255,275	$—	$255,275	$26,442	11.6%
Canada Retail	158,316	103	158,419	3,463	2.2%
Other	34,628	(1,628)	33,000	(419)	(1.3)%
Total net sales	$448,219	$(1,525)	$446,694	$29,486	7.1%
June 28, 2025
U.S. Retail	$228,833	n/a	$228,833	n/a	n/a
Canada Retail	154,956	n/a	154,956	n/a	n/a
Other	33,419	n/a	33,419	n/a	n/a
Total net sales	$417,208	n/a	$417,208	n/a	n/a

	Twenty-Six Weeks Ended
(dollars in thousands)	Net Sales	Impact of Foreign Currency	Constant-Currency Net Sales	$ Change Over Prior Year	% Change Over Prior Year
July 4, 2026
U.S. Retail	$489,555	$—	$489,555	$49,957	11.4%
Canada Retail	295,509	(6,223)	289,286	5,695	2.0%
Other	66,350	(3,181)	63,169	(995)	(1.6)%
Total net sales	$851,414	$(9,404)	$842,010	$54,657	6.9%
June 28, 2025
U.S. Retail	$439,598	n/a	$439,598	n/a	n/a
Canada Retail	283,591	n/a	283,591	n/a	n/a
Other	64,164	n/a	64,164	n/a	n/a
Total net sales	$787,353	n/a	$787,353	n/a	n/a
n/a - not applicable

Supplemental Metrics
In addition to the financial and operational metrics set forth elsewhere in this press release, the Company uses the below supplemental metrics to evaluate the performance of its business, identify trends, formulate financial projections and make strategic decisions. The Company believes these metrics provide useful information to investors and others in understanding and evaluating its results of operations in the same manner as its management team.
The following unaudited table summarizes certain supplemental metrics for the periods presented:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Pounds processed (lbs mm)	282	279	548	541
On-site donations and GreenDrop as a % of total pounds processed	84.9%	78.5%	80.6%	76.3%
Sales yield (1)	$1.56	$1.46	$1.52	$1.42
(1)The Company defines sales yield as retail sales generated per pound processed on a currency neutral and comparable store basis. The 53rd week in fiscal 2025 resulted in a shift such that fiscal 2026 began a week later than fiscal 2025. Accordingly, sales yield is calculated by aligning the sales weeks in fiscal 2026 to the equivalent sales weeks in fiscal 2025.